Filed Pursuant to Rule 424(b)(3)
Registration No. 333-187470

COLE OFFICE & INDUSTRIAL REIT (CCIT II), INC.

SUPPLEMENT NO. 2 DATED NOVEMBER 15, 2013

TO THE PROSPECTUS DATED SEPTEMBER 17, 2013

This document supplements, and should be read in conjunction with, the prospectus of Cole Office & Industrial REIT (CCIT II), Inc. dated September 17, 2013 and Supplement No. 1 dated October 29, 2013. Unless otherwise defined in this supplement, capitalized terms used in this supplement shall have the same meanings as set forth in the prospectus.

The purpose of this supplement is to describe the following:

(1)	the status of the offering of shares of Cole Office & Industrial REIT (CCIT II), Inc.;

(2)	an update to our disclosure regarding certain conflict resolution procedures;

(3)	the delivery of revised forms of our Initial Subscription Agreement, Additional Subscription Agreement, Alternative Initial Subscription Agreement and Alternative Additional Subscription Agreement, attached hereto as Appendices B, C, D and E, respectively;

(4)	a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section substantially the same as that which was included in our Quarterly Report on Form 10-Q filed on November 13, 2013; and

(5)	updated financial information regarding Cole Office & Industrial REIT (CCIT II), Inc.

Status of Our Public Offering

The registration statement for our initial public offering of 300,000,000 shares of common stock was declared effective by the Securities and Exchange Commission on September 17, 2013. Of these shares, we are offering up to 250,000,000 shares in our primary offering and up to 50,000,000 shares pursuant to our distribution reinvestment plan, subject to our ability to reallocate shares between our primary offering and our distribution reinvestment plan. As of November 14, 2013, we had not accepted any investors’ subscriptions and had not issued any shares of our common stock in the offering. Until we raise a minimum of $2.5 million in subscription proceeds, all subscription payments will be placed in escrow pursuant to the terms of an escrow agreement with UMB Bank, N.A.

We will offer shares of our common stock pursuant to the offering until September 17, 2015, unless our board of directors terminates the offering at an earlier date or all shares being offered have been sold, in which case the offering will be terminated. If all of the shares we are offering have not been sold by September 17, 2015, we may extend the offering as permitted under applicable law. In addition, at the discretion of our board of directors, we may elect to extend the termination date of our offering of shares reserved for issuance pursuant to our distribution reinvestment plan until we have sold all shares allocated to such plan through the reinvestment of distributions, in which case participants in the plan will be notified. The offering must be registered in every state in which we offer or sell shares. Generally, such registrations are for a period of one year. Thus, we may have to stop selling shares in any state in which our registration is not renewed or otherwise extended annually.

Update to Our Disclosure Regarding Certain Conflict Resolution Procedures

The following information supersedes and replaces the first complete sentence on page 96 of the prospectus, in the section of our prospectus captioned “Conflicts of Interest — Certain Conflict Resolution Procedures” beginning on page 94 of the prospectus.

If, in the judgment of the advisors, the investment opportunity may be equally appropriate for more than one program, then the entity that has had the longest period of time elapse since it was allocated an investment opportunity of a similar size and type (e.g., office, industrial or single-tenant or multi-tenant retail) will first be offered such investment opportunity.

Revised Forms of the Initial Subscription Agreement, Additional Subscription Agreement, Alternative Initial Subscription Agreement and Alternative Additional Subscription Agreement

The prospectus is hereby supplemented to include revised forms of our Initial Subscription Agreement, Additional Subscription Agreement, Alternative Initial Subscription Agreement and Alternative Additional Subscription Agreement, which are attached hereto as Appendices B, C, D and E, respectively.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The prospectus is hereby supplemented with the following “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” which is substantially the same as that which was included in our Quarterly Report on Form 10-Q for the three months ended September 30, 2013 and for the period from February 26, 2013 (Date of Inception) to September 30, 2013. Unless otherwise defined in this supplement, capitalized terms are defined in such Quarterly Report.

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our condensed consolidated unaudited financial statements, the notes thereto and the other unaudited financial data included in this prospectus supplement. The following discussion should also be read in conjunction with our audited consolidated financial statements and the notes thereto, and Management’s Discussion and Analysis of Financial Condition and Results of Operations included in the Registration Statement. The terms “we,” “us,” “our” and the “Company” refer to Cole Office & Industrial REIT (CCIT II), Inc. and unless otherwise defined herein, capitalized terms used herein shall have the same meanings as set forth in our condensed consolidated unaudited financial statements and the notes thereto.

Forward-Looking Statements

Except for historical information, this section contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including discussion and analysis of our financial condition and our subsidiary, our anticipated capital expenditures, amounts of anticipated cash distributions to our stockholders in the future and other matters. These forward-looking statements are not historical facts but are the intent, belief or current expectations of our management based on their knowledge and understanding of our business and industry. Words such as “may,” “will,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “would,” “could,” “should” or comparable words, variations and similar expressions are intended to identify forward-looking statements. All statements not based on historical fact are forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or implied in the forward-looking statements. A full discussion of our risk factors may be found under the “Risk Factors” section in our prospectus, as supplemented.

Forward-looking statements that were true at the time made may ultimately prove to be incorrect or false. Investors are cautioned not to place undue reliance on forward-looking statements, which reflect our management’s view only as of the date of this prospectus supplement. We make no representation or warranty (express or implied) about the accuracy of any such forward looking statements contained in this prospectus supplement. Additionally, we undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results. Factors that could cause actual results to differ materially from any forward-looking statements made in this prospectus supplement include, among others, changes in general economic conditions, changes in real estate conditions, construction costs that may exceed estimates, construction delays, increases in interest rates, lease-up risks, rent relief, inability to obtain new tenants upon the expiration or termination of existing leases, inability to obtain financing or refinance existing debt and the potential need to fund tenant improvements or other capital expenditures out of operating cash flows. The forward-looking statements should be read in light of the risk factors identified under the “Risk Factors” section in our prospectus, as supplemented.

Management’s discussion and analysis of financial condition and results of operations are based upon our condensed consolidated unaudited financial statements, which have been prepared in accordance with GAAP. The preparation of these financial statements requires our management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On a regular basis, we evaluate these estimates. These estimates are based on management’s historical industry experience and on various other assumptions that are believed to be reasonable under the circumstances. Actual results may differ from these estimates.

Overview

We were formed on February 26, 2013 to acquire and operate a diversified portfolio of commercial real estate investments primarily consisting of single-tenant, income-producing necessity office and industrial properties, which are leased to creditworthy tenants under long-term net leases and are strategically located throughout the United States. As of September 30, 2013, we have not commenced any significant operations because we are in our organization stage. We will not commence any significant operations until we raise a minimum of $2.5 million in subscription proceeds pursuant to the Offering.

Recent Market Conditions

Beginning in late 2007, domestic and international financial markets experienced significant disruptions that severely impacted the availability of credit and contributed to rising costs associated with obtaining credit. Financial conditions affecting commercial real estate have improved and continue to improve, as low treasury rates and increased lending from banks, insurance companies and commercial mortgage backed securities (“CMBS”) conduits have increased lending activity. Nevertheless, the debt market remains sensitive to the macro environment, such as Federal Reserve policy, market sentiment or regulatory factors affecting the banking and CMBS industries. While we expect that financial conditions will remain favorable, if they were to deteriorate we may experience more stringent lending criteria, which may affect our ability to finance certain property acquisitions or refinance any debt at maturity. Additionally, for properties for which we are able to obtain financing, the interest rates and other terms on such loans may be unacceptable. We expect to manage the current mortgage lending environment by considering alternative lending sources, including securitized debt, fixed rate loans, borrowings on a line of credit, short-term variable rate loans, assumed mortgage loans in connection with property acquisitions, interest rate lock or swap agreements, or any combination of the foregoing.

Commercial real estate fundamentals continue to strengthen, as a moderate pace of job creation has supported gains in office absorption, retail sales and warehouse distribution. Although construction activity has increased, it remains near historic lows; as a result, incremental demand growth has helped to reduce vacancy rates and support modest rental growth. Improving fundamentals have resulted in gains in property values; however, in many markets property values, occupancy and rental rates continue to be below those previously experienced before the economic downturn.

Results of Operations

As of September 30, 2013, we had not broken escrow in our initial public offering or acquired any investments. For the period from February 26, 2013 to September 30, 2013, we incurred a net loss of $18,417, which related to general and administrative expenses consisting of board of directors’ fees and legal fees. Our management is not aware of any material trends or uncertainties, other than national economic conditions affecting real estate generally, that may reasonably be expected to have a material impact, favorable or unfavorable, on revenues or income from the acquisition and operation of real properties and real estate-related investments.

Liquidity and Capital Resources

General

Our principal demands for funds will be for real estate and real estate-related investments, for the payment of acquisition related costs, operating expenses, distributions and redemptions to stockholders and principal and interest on any current and any future indebtedness. Generally, cash needs for items other than acquisitions and acquisition related expenses will be generated from operations of our current and future investments. We expect to utilize funds from the Offering and future proceeds from secured or unsecured financing to complete future property acquisitions.

Short-term Liquidity and Capital Resources

On a short-term basis, our principal demands for funds will be for operating expenses incurred before we have raised a minimum of $2.5 million in subscription proceeds pursuant to the Offering. We do not expect our operating expenses to be significant until we make an initial investment from the proceeds from the Offering. After we make an initial investment, we expect our principal demands for funds will be for operating expenses, distributions and interest and principal on any future indebtedness. We expect to meet our short-term liquidity requirements through net cash flows provided by operations and proceeds from the Offering, as well as secured or unsecured borrowings from banks and other lenders to finance our expected future acquisitions.

We expect our operating cash flows to increase as we acquire properties. Assuming a maximum Offering and assuming all shares available under the DRIP are sold, we expect that approximately 88.1% of the gross proceeds from the sale of our common stock will be invested in real estate and real estate-related assets, while the remaining approximately 11.9% will be used for working capital and to pay costs of the Offering, including sales commissions, dealer manager fees, organization and offering expenses and fees and expenses of our advisor in connection with acquiring properties. All organization and offering expenses (excluding selling commissions and the dealer manager fee) are paid for by CCI II Advisors or its affiliates and can be reimbursed by us up to 2.0% of aggregate gross offering proceeds. A portion of the other organization and offering expenses may be underwriting compensation. As of September 30, 2013, CCI II Advisors had paid organization and offering costs in connection with the Offering; however, these costs were not included in our financial statements because such costs were not a liability, as we had not received and accepted subscriptions for the minimum subscription proceeds. Once we have satisfied the terms of our escrow agreement and begin to raise proceeds in the Offering, these costs may become payable.

Long-term Liquidity and Capital Resources

On a long-term basis, our principal demands for funds will be for the acquisition of real estate and real estate-related investments and the payment of tenant improvements, acquisition related expenses, operating expenses, distributions and redemptions to stockholders and interest and principal on any future indebtedness. We expect to meet our long-term liquidity requirements through proceeds from the sale of our common stock, proceeds from secured or unsecured financings from banks and other lenders, and net cash flows from operations.

We expect that substantially all cash flows from operations will be used to pay distributions to our stockholders after certain capital expenditures, including tenant improvements and leasing commissions, are paid; however, we may use other sources to fund distributions, as necessary, including proceeds from the Offering and/or future borrowings. To the extent that cash flows from operations are lower due to fewer properties being acquired or lower than expected returns on the properties, distributions paid to our stockholders may be lower. We expect that substantially all net cash flows from the Offering or debt financings will be used to fund acquisitions, certain capital expenditures identified at acquisition, repayments of outstanding debt or distributions to our stockholders.

We intend to borrow money to acquire properties and make other investments. There is no limitation on the amount we may borrow against any single improved property. Our borrowings will not exceed 300% of our net assets as of the date of any borrowing, which is the maximum level of indebtedness permitted under the North American Securities Administrators Association REIT Guidelines; however, we may exceed that limit if approved by a majority of our independent directors. Our board of directors has adopted a policy to further limit our borrowings to 60% of the greater of cost (before deducting depreciation or other non-cash reserves) or fair market value of our gross assets, unless the excess borrowing is approved by a majority of our independent directors and disclosed to our stockholders in the next quarterly report along with the justification for such excess borrowing. Our independent directors have approved borrowings in excess of these limitations during the Offering period since we will then be in the process of raising our equity capital to acquire our portfolio.

Election as a REIT

We intend to qualify and be taxed as a REIT under the Code beginning with the first year during which we commence material operations. To qualify and maintain status as a REIT, we must meet certain requirements relating to our organization, sources of income, nature of assets, distributions of income to our stockholders and recordkeeping. As a REIT, we generally would not be subject to federal income tax on taxable income that we distribute to our stockholders so long as we distribute at least 90% of our annual taxable income (computed without regard to the dividends paid deduction and excluding net capital gains).

If we fail to qualify as a REIT for any reason in a taxable year and applicable relief provisions do not apply, we will be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. We will not be able to deduct distributions paid to our stockholders in any year in which we fail to qualify as a REIT. We also will be disqualified for the four taxable years following the year during which qualification is lost, unless we are entitled to relief under specific statutory provisions. Such an event could materially adversely affect our net income and net cash available for distribution to stockholders. However, we believe that we are organized and operate in such a manner as to qualify for treatment as a REIT for federal income tax purposes. No provision for federal income taxes has been made in our accompanying condensed consolidated unaudited financial statements. We will be subject to certain state and local taxes related to the operations of properties in certain locations.

Critical Accounting Policies and Estimates

Our accounting policies have been established to conform with GAAP. The preparation of financial statements in conformity with GAAP requires us to use judgment in the application of accounting policies, including making estimates and assumptions. These judgments affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. If our judgment or interpretation of the facts and circumstances relating to various transactions had been different, it is possible that different accounting policies would have been applied, thus resulting in a different presentation of the financial statements. Additionally, other companies may utilize different estimates that may impact comparability of our results of operations to those of companies in similar businesses. Once we begin operations, we anticipate that our critical accounting policies will be the following:

•	Investment in and Valuation of Real Estate and Related Assets;

•	Allocation of Purchase Price of Real Estate and Related Assets;

•	Revenue Recognition; and

•	Income Taxes.

A complete description of such policies and our considerations is contained in the Registration Statement, and our critical accounting policies have not changed from February 26, 2013 to September 30, 2013. The information included in this prospectus supplement should be read in conjunction with our audited consolidated balance sheet as of March 20, 2013 and related notes thereto, which is contained in the Registration Statement.

Commitments and Contingencies

We may be subject to certain commitments and contingencies with regard to certain transactions. Refer to Note 3 to our condensed consolidated unaudited financial statements in this prospectus supplement for further explanations.

Related-Party Transactions and Agreements

We have entered into agreements with CCI II Advisors and its affiliates whereby we have agreed to pay, certain fees to, or reimburse certain expenses of, CCI II Advisors or its affiliates, such as acquisition and advisory fees and expenses, organization and offering costs, sales commissions, dealer manager fees and expenses, and reimbursement of certain operating costs. See Note 4 to our condensed consolidated unaudited financial statements in this prospectus supplement for a further explanation of the various related-party transactions, agreements and fees.

Subsequent Events

Certain events occurred subsequent to September 30, 2013 through November 13, 2013, the filing date of the Quarterly Report on Form 10-Q. Refer to Note 6 to our condensed consolidated unaudited financial statements in this prospectus supplement for further explanation.

Recent Accounting Pronouncements

Refer to Note 2 to our condensed consolidated unaudited financial statements included in this prospectus supplement for further explanation. There have been no accounting pronouncements issued, but not yet applied by us, that will significantly impact our financial statements.

Off-Balance Sheet Arrangements

As of September 30, 2013, we had no material off-balance sheet arrangements that had or are reasonably likely to have a current or future effect on our financial condition, results of operations, liquidity or capital resources.

Updated Financial Information

The prospectus is hereby supplemented with the following financial information, which is excerpted from Part I – Item 1. “Financial Statements” in our Quarterly Report on Form 10-Q for the three months ended September 30, 2013 and for the period from February 26, 2013 (Date of Inception) to September 30, 2013.

INDEX TO CONDENSED CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS

Financial Statements	Page

Condensed Consolidated Unaudited Balance Sheet as of September 30, 2013	F-2

Condensed Consolidated Unaudited Statements of Operations for the three months ended September 30, 2013 and for the period from February 26, 2013 (Date of Inception) to September 30, 2013	F-3

Condensed Consolidated Unaudited Statement of Stockholder’s Equity for the period from February 26, 2013 (Date of Inception) to September 30, 2013	F-4

Condensed Consolidated Unaudited Statement of Cash Flows for the period from February 26, 2013 (Date of Inception) to September 30, 2013	F-5

Notes to Condensed Consolidated Unaudited Financial Statements	F-6

COLE OFFICE & INDUSTRIAL REIT (CCIT II), INC.

CONDENSED CONSOLIDATED UNAUDITED BALANCE SHEET

September 30, 2013
ASSETS
Cash	$200,000

Total assets	$200,000

LIABILITIES & STOCKHOLDER’S EQUITY
Accrued expenses	$18,417

Total liabilities	18,417

Commitments and contingencies
STOCKHOLDER’S EQUITY:
Preferred stock, $0.01 par value; 10,000,000 shares authorized, none issued and outstanding	—
Common stock, $0.01 par value; 490,000,000 shares authorized, 20,000 shares issued and outstanding	200
Capital in excess of par value	199,800
Accumulated deficit	(18,417)

Total stockholder’s equity	181,583

Total liabilities and stockholder’s equity	$200,000

The accompanying notes are an integral part of these condensed consolidated unaudited financial statements.

COLE OFFICE & INDUSTRIAL REIT (CCIT II), INC.

CONDENSED CONSOLIDATED UNAUDITED STATEMENTS OF OPERATIONS

	Three Months Ended September 30, 2013	Period from February 26, 2013 (Date of Inception) to September 30, 2013
Expenses:
General and administrative expenses	$18,417	$18,417

Net loss	$(18,417)	$(18,417)

Weighted average number of common shares outstanding:
Basic and diluted	20,000	17,972

Net loss per common share:
Basic and diluted	$(0.92)	$(1.02)

The accompanying notes are an integral part of these condensed consolidated unaudited financial statements.

COLE OFFICE & INDUSTRIAL REIT (CCIT II), INC.

CONDENSED CONSOLIDATED UNAUDITED STATEMENT OF STOCKHOLDER’S EQUITY

	Common Stock		Capital in Excess of Par Value	Accumulated Deficit	Total Stockholder’s Equity
	Number of Shares	Par Value
Balance, February 26, 2013 (Date of Inception)	—	$—	$—	$—	$—
Issuance of common stock to CREInvestments, LLC	20,000	200	199,800	—	200,000
Net loss	—	—	—	(18,417)	(18,417)

Balance, September 30, 2013	20,000	$200	$199,800	$(18,417)	$181,583

The accompanying notes are an integral part of these condensed consolidated unaudited financial statements.

COLE OFFICE & INDUSTRIAL REIT (CCIT II), INC.

CONDENSED CONSOLIDATED UNAUDITED STATEMENT OF CASH FLOWS

Period from February 26, 2013 (Date of Inception) to September 30, 2013
Cash flows from operating activities:
Net loss	$(18,417)
Adjustments to reconcile net loss to net cash used in operating activities
Changes in assets and liabilities:
Accrued expenses	18,417

Net cash used in operating activities	—

Cash flows from financing activities:
Proceeds from issuance of common stock	200,000

Net cash provided by financing activities	200,000

Net increase in cash and cash equivalents	200,000
Cash and cash equivalents, beginning of period	—

Cash and cash equivalents, end of period	$200,000

The accompanying notes are an integral part of these condensed consolidated unaudited financial statements.

COLE OFFICE & INDUSTRIAL REIT (CCIT II), INC.

NOTES TO CONDENSED CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS

September 30, 2013

NOTE 1 — ORGANIZATION AND BUSINESS

Cole Office & Industrial REIT (CCIT II), Inc. (the “Company”) was formed on February 26, 2013 and is a Maryland corporation that intends to qualify as a real estate investment trust (“REIT”) for federal income tax purposes. The Company is the sole general partner of, and owns, directly or indirectly, 100% of the partnership interest in Cole Corporate Income Operating Partnership II, LP, a Delaware limited partnership (“CCI II OP”). The Company is externally managed by Cole Corporate Income Advisors II, LLC, a Delaware limited liability company (“CCI II Advisors”), which is indirectly owned by Cole Real Estate Investments, Inc. (NYSE: COLE) (“Cole”, formerly known as “Cole Credit Property Trust III, Inc.”) as a result of Cole acquiring Cole Holdings Corporation (“CHC”) on April 5, 2013 pursuant to a transaction whereby CHC merged with and into CREInvestments, LLC (“CREI”), a wholly-owned subsidiary of Cole. As a result of the merger, CCI II Advisors and the Company’s dealer manager are wholly-owned by CREI. On October 22, 2013, Cole entered into an Agreement and Plan of Merger (the “Merger Agreement”) with American Realty Capital Properties, Inc. (“ARCP”) and Clark Acquisition Company, LLC, a direct wholly owned subsidiary of ARCP (“Merger Sub”), as discussed in Note 6 to these condensed consolidated unaudited financial statements.

On September 17, 2013, pursuant to a registration statement filed on Form S-11 (Registration No. 333-187470) (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), the Company commenced its initial public offering on a “best efforts” basis, offering up to a maximum of 250.0 million shares of its common stock at a price of $10.00 per share, and up to 50.0 million additional shares pursuant to a distribution reinvestment plan (the “DRIP”) under which its stockholders may elect to have distributions reinvested in additional shares at a price of $9.50 per share (the “Offering”). The Company intends to use substantially all of the net proceeds from the Offering to acquire and operate a diversified portfolio of commercial real estate investments primarily consisting of single-tenant, income-producing necessity office and industrial properties, which are leased to creditworthy tenants under long-term leases, including distribution facilities, warehouses, manufacturing plants and corporate or regional headquarters in strategic locations. The Company expects that most of its properties will be subject to “net” leases, whereby the tenant will be primarily responsible for the property’s cost of repairs, maintenance, property taxes, utilities, insurance and other operating costs.

Pursuant to the terms of the Offering, the Company is required to deposit all subscription proceeds in an escrow account in accordance with the terms of an escrow agreement until the Company receives subscriptions aggregating at least $2.5 million. As of September 30, 2013, the Company had not received any investor subscription proceeds.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation and Basis of Presentation

The Company and its wholly owned subsidiary have not begun their principal operations. The condensed consolidated unaudited financial statements of the Company have been prepared in accordance with the rules and regulations of the SEC regarding interim financial reporting, including the instructions to Form 10-Q and Article 10 of Regulation S-X, and do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America (“GAAP”) for complete financial statements. In the opinion of management, the statements for the interim periods presented include all adjustments, which are of a normal and recurring nature, necessary for a fair presentation of the results for such periods. Results for these interim periods are not necessarily indicative of full year results. The information included in this prospectus supplement should be read in conjunction with the Company’s audited consolidated balance sheet as of March 20, 2013 and related notes thereto, which is contained in the Registration Statement. The condensed consolidated unaudited financial statements should also be read in conjunction with Management’s Discussion and Analysis of Financial Condition and Results of Operations contained in this prospectus supplement.

COLE OFFICE & INDUSTRIAL REIT (CCIT II), INC.

NOTES TO CONDENSED CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS – (Continued)

September 30, 2013

The condensed consolidated unaudited financial statements include the accounts of the Company and its wholly-owned subsidiary. All intercompany balances and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash

The Company considers all highly liquid instruments with maturities when purchased of three months or less to be cash equivalents. The Company considers investments in highly liquid money market accounts to be cash equivalents.

Organization and Offering Expenses

CCI II Advisors funds all of the organization and offering costs on the Company’s behalf (excluding selling commissions and the dealer manager fee) and may be reimbursed up to 2.0% of the gross proceeds from the Offering. As of September 30, 2013, these costs are not included in the financial statements of the Company because such costs are not a liability of the Company until the subscriptions for the minimum subscription proceeds are received and accepted by the Company. When recorded by the Company, these offering costs, which include items such as legal and accounting fees, marketing and personnel, promotional and printing costs, will be recorded as a reduction of capital in excess of par value in the period in which they become payable.

Stockholder’s Equity

As of September 30, 2013, the Company was authorized to issue 490.0 million shares of common stock and 10.0 million shares of preferred stock. All shares of such stock have a par value of $0.01 per share. On March 20, 2013, the Company sold 20,000 shares of common stock, at $10.00 per share, to a predecessor to CREI. The Company’s board of directors may amend the charter to authorize the issuance of additional shares of capital stock without obtaining stockholder approval. The par value of investor proceeds raised from the Offering will be classified as common stock, with the remainder allocated to capital in excess of par value.

Income Taxes

The Company intends to qualify and make an election to be taxed as a REIT for federal income tax purposes under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”), beginning with the first year during which it commences material operations. If the Company qualifies for taxation as a REIT, the Company generally will not be subject to federal corporate income tax to the extent it distributes its taxable income to its stockholders, and so long as it distributes at least 90% of its annual taxable income (computed without regard to the dividends paid deduction and excluding net capital gains). REITs are subject to a number of other organizational and operational requirements. Even if the Company qualifies for taxation as a REIT, it may be subject to certain state and local taxes on its income and property, and federal income and excise taxes on its undistributed income.

Recent Accounting Pronouncements

In February 2013, the U.S. Financial Accounting Standards Board issued Accounting Standards Update, 2013-02 Comprehensive Income (Topic 220), Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income (“ASU 2013-02”), which amends the reporting requirements for comprehensive income pertaining to the reclassification of items out of accumulated other comprehensive income. ASU 2013-02 was

COLE OFFICE & INDUSTRIAL REIT (CCIT II), INC.

NOTES TO CONDENSED CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS – (Continued)

September 30, 2013

effective for the Company beginning January 1, 2013. The adoption of ASU 2013-02 did not have a material impact on the Company’s condensed consolidated unaudited financial statements because the Company did not have other comprehensive income.

NOTE 3 — COMMITMENTS AND CONTINGENCIES

Litigation

In the ordinary course of business, the Company may become subject to litigation or claims. The Company is not aware of any pending legal proceedings of which the outcome is reasonably possible to have a material effect on its results of operations, financial condition or liquidity.

NOTE 4 — RELATED-PARTY TRANSACTIONS AND ARRANGEMENTS

Certain affiliates of the Company will receive fees and compensation in connection with the Offering, and the acquisition, management and disposition of the assets of the Company; however there were no transactions which resulted in related party fees or expenses being incurred by the Company during the period from February 26, 2013 to September 30, 2013.

Offering

Cole Capital Corporation (“CCC”), the Company’s dealer manager and an indirect subsidiary of Cole, will receive a commission of up to 7.0% of gross offering proceeds before reallowance of commissions earned by participating broker-dealers. CCC intends to reallow 100% of commissions earned to participating broker-dealers. In addition, up to 2.0% of gross offering proceeds before reallowance to participating broker-dealers will be paid to CCC as a dealer manager fee. CCC, in its sole discretion, may reallow all or a portion of its dealer manager fee to such participating broker-dealers. No selling commissions or dealer manager fees are paid to CCC or other broker-dealers with respect to shares sold pursuant to the DRIP.

All organization and offering expenses (excluding selling commissions and the dealer manager fee) are paid for by CCI II Advisors or its affiliates and can be reimbursed by the Company up to 2.0% of aggregate gross offering proceeds. A portion of the other organization and offering expenses may be underwriting compensation. As of September 30, 2013, CCI II Advisors had paid organization and offering costs in connection with the Offering; however, these costs were not included in the financial statements of the Company because such costs were not a liability of the Company as subscriptions for the minimum subscription proceeds had not been received and accepted by the Company. Once the Company has satisfied the terms of its escrow agreement and begins to raise proceeds in the Offering, these costs may become payable.

Acquisitions and Operations

CCI II Advisors, or its affiliates, will receive acquisition fees of up to 2.0% of: (1) the contract purchase price of each property or asset the Company acquires; (2) the amount paid in respect of the development, construction or improvement of each asset the Company acquires; (3) the purchase price of any loan the Company acquires; and (4) the principal amount of any loan the Company originates. In addition, the Company will reimburse CCI II Advisors or its affiliates for acquisition related expenses incurred in the process of acquiring a property or the origination or acquisition of a loan, so long as the total acquisition fees and expenses relating to the transaction do not exceed 6.0% of the contract purchase price.

The Company will pay CCI II Advisors a monthly advisory fee based upon the Company’s monthly average invested assets, which is equal to the following amounts: (1) an annualized rate of 0.75% will be paid on the Company’s average invested assets that are between $0 to $2 billion; (2) an annualized rate of 0.70% will be paid on the Company’s average invested assets that are between $2 billion and $4 billion; and (3) an annualized rate of 0.65% will be paid on the Company’s average invested assets that are over $4 billion.

COLE OFFICE & INDUSTRIAL REIT (CCIT II), INC.

NOTES TO CONDENSED CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS – (Continued)

September 30, 2013

The Company will reimburse CCI II Advisors for the operating expenses it paid or incurred in connection with the services provided to the Company, subject to the limitation that the Company will not reimburse for any amount by which its operating expenses (including the advisory fee) at the end of the four preceding fiscal quarters exceeds the greater of (1) 2.0% of average invested assets, or (2) 25.0% of net income other than any additions to reserves for depreciation, bad debts or other similar non-cash reserves and excluding any gain from the sale of assets for that period. The Company will not reimburse CCI II Advisors for personnel costs in connection with the services for which CCI II Advisors receives acquisition or disposition fees.

Liquidation/Listing

If CCI II Advisors or its affiliates provide a substantial amount of services (as determined by a majority of the Company’s independent directors) in connection with the sale of one or more properties, the Company will pay CCI II Advisors or its affiliates a disposition fee in an amount equal to up to one-half of the brokerage commission paid on the sale of the property, not to exceed 1.0% of the contract price of each property sold; provided, however, in no event may the disposition fee paid to CCI II Advisors or its affiliates, when added to the real estate commissions paid to unaffiliated third parties, exceed the lesser of the customary competitive real estate commission or an amount equal to 6.0% of the contract sales price. In addition, if CCI II Advisors or its affiliates provides a substantial amount of services (as determined by a majority of the Company’s independent directors) in connection with the sale of one or more assets other than properties, the Company may separately compensate CCI II Advisors at such rates and in such amounts as the Company’s board of directors, including a majority of the Company’s independent directors, and CCI II Advisors agree upon, not to exceed an amount equal to 1.0% of the contract price of the asset sold.

If the Company is sold or its assets are liquidated, CCI II Advisors will be entitled to receive a subordinated performance fee equal to 15% of the net sale proceeds remaining after investors have received a return of their net capital invested and an 8.0% annual cumulative, non-compounded return. Alternatively, if the Company’s shares are listed on a national securities exchange, CCI II Advisors will be entitled to a subordinated performance fee equal to 15% of the amount by which the market value of the Company’s outstanding stock plus all distributions paid by the Company prior to listing exceeds the sum of the total amount of capital raised from investors and the amount of distributions necessary to generate an 8.0% annual cumulative, non-compounded return to investors. As an additional alternative, upon termination of the advisory agreement, CCI II Advisors may be entitled to a subordinated performance fee similar to the fee to which it would have been entitled had the portfolio been liquidated (based on an independent appraised value of the portfolio) on the date of termination.

NOTE 5 — ECONOMIC DEPENDENCY

Under various agreements, the Company has engaged or will engage CCI II Advisors and its affiliates to provide certain services that are essential to the Company, including asset management services, supervision of the management and leasing of properties owned by the Company, asset acquisition and disposition decisions, the sale of shares of the Company’s common stock available for issuance, as well as other administrative responsibilities for the Company including accounting services and investor relations. As a result of these relationships, the Company is dependent upon CCI II Advisors and its affiliates. In the event that these companies are unable to provide the Company with these services, the Company would be required to find alternative providers of these services.

COLE OFFICE & INDUSTRIAL REIT (CCIT II), INC.

NOTES TO CONDENSED CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS – (Continued)

September 30, 2013

NOTE 6 — SUBSEQUENT EVENTS

Cole/ARCP Merger Agreement

On October 22, 2013, Cole entered into the Merger Agreement with ARCP and Merger Sub. The Merger Agreement provides for the merger of Cole with and into Merger Sub (the “Merger”), with Merger Sub surviving as a direct wholly owned subsidiary of ARCP. Cole indirectly owns and/or controls CCI II Advisors and CCC as well as CREI Advisors, LLC and Cole Capital™, the Company’s property manager and sponsor, respectively. The completion of the Merger is subject to various conditions.

Despite the indirect change of control that would occur for the Company’s advisor, dealer manager, property manager and sponsor upon consummation of the Merger, such entities are expected to continue to serve in their respective capacities to the Company following the Merger.

APPENDIX B

COLE OFFICE & INDUSTRIAL REIT (CCIT II), INC.

INITIAL SUBSCRIPTION AGREEMENT FOR THE PURCHASE OF COMMON STOCK	866.907.2653

A INVESTMENT (a separate Initial Subscription Agreement is required for each initial investment)
Investors should not sign this Initial Subscription Agreement for the offering unless they have received the current final Prospectus.

1.	This subscription is in the amount of $ ☐ Check if amount is estimated
☐ Initial Subscription (minimum $2,500)
☐ Additional Subscription (minimum $1,000) (complete all sections except for B and D or complete the separate simplified Additional Subscription Agreement)

Existing Account #

2.	Payment will be made with:	☐ Enclosed check	☐ Funds wired	☐ Funds to follow
☐ ACH (Copy of voided check required)
			☐ Checking	☐ Savings
Financial Institution

	Routing/Transit #		Account #

3. (Optional) For purchases without selling commissions, please designate below, as applicable:
☐ RIA/WRAP Account	☐ Cole Employee, Affiliate or their Family Member
IF A BOX IS CHECKED, COMMISSIONS WILL NOT BE PAID ON THE PURCHASE.

B TYPE OF REGISTRATION (please complete either section 1 or 2, but not both, and section 3, if applicable)
1.	Non-Qualified Registration	2.	Qualified Registration
	☐ Individual Ownership (one signature required)		☐ Traditional IRA
	☐ Joint Tenants with Right of Survivorship (all parties must sign)		☐ Roth IRA
	☐ Community Property (all parties must sign)		☐ Keogh Plan
	☐ Tenants-in-Common (all parties must sign)		☐ Simplified Employee Pension/Trust (S.E.P.)
☐ Trust (trustee or grantor signatures and trust documents or Cole Trustee Certification of Investment Power required)
Nameof Trust
Dateof Trust Tax ID # (if applicable)
	☐ Transfer on Death (fill out TOD Form to effect designation)		☐ Pension or Profit Sharing Plan (exempt under 401(a))
	☐ Uniform Gifts to Minors Act or Uniform Transfer to Minors Act		☐ Non-custodial ☐ Custodial
	(UGMA/UTMA adult custodian signature required)		☐ Other (specify)
State of
	Custodian for (minor’s name)	3.	Custodian or Clearing Firm/Platform Information, if
	☐ Corporate Ownership (authorized signature and Corporate Resolution or Cole Corporate Resolution Form required)		applicable (send all paperwork directly to the Custodian or Clearing Firm/Platform)

	☐ S-corp ☐ C-corp (will default to S-corp if nothing is marked)		Name

	☐ Partnership Ownership (authorized signature and Partnership paperwork or Cole Corporate Resolution Form required)		Street/PO Box
	☐ Limited Liability Company (authorized signature and LLC paperwork or Cole Corporate Resolution Form required)		City State Zip
	☐ Taxable Pension or Profit Sharing Plan (authorized signature and Plan paperwork required)		Custodian Tax ID # (provided by Custodian)
	☐ Other (specify)		Custodian or Clearing Firm/Platform Account # Custodian Phone

C REGISTRATION INFORMATION (or Trustees if applicable)

Investor or Trustee Name	Co-Investor or Co-Trustee Name (if applicable)

Mailing Address	Mailing Address

City State Zip	City State Zip

Phone Business Phone	Phone Business Phone

Email Address	SSN or Tax ID Date of Birth

SSN or Tax ID Date of Birth

Street Address (if different from mailing address or mailing address is a PO Box)

City State Zip

Volume Discounts

I (we) are making, or previously have made, investments in the following programs sponsored by Cole Capital that are Eligible Programs, as defined in a Cole REIT prospectus. (You may only include any investments made by the same “purchaser,” as defined in the Prospectus.) This information will help determine whether volume discounts may be applicable. All holdings are subject to verification.

Name of Cole Program	Cole Account #	SSN or Tax ID

Name of Cole Program	Cole Account #	SSN or Tax ID

D DISTRIBUTION INSTRUCTIONS (will default to Address of Record or Custodian or Clearing Firm/Platform if nothing is marked)

FOR CUSTODIAL OR CLEARING FIRM/PLATFORM ACCOUNTS:
☐ Custodian or Clearing Firm/Platform of Record
☐ Reinvest pursuant to Distribution Reinvestment Plan

FOR NON-CUSTODIAL OR NON-CLEARING FIRM/PLATFORM ACCOUNTS:
☐ Mail to Address of Record
☐ Reinvest pursuant to Distribution Reinvestment Plan
☐ Direct Deposit (Copy of voided check required)

☐ Checking ☐ Savings
Financial Institution

Routing/Transit #	Account #
☐ Check if banking information is same as provided in Section A-2

☐ Mail to Brokerage Account or Third Party

Payee Name	Mailing Address

Account #	City State Zip

By signing this agreement, I authorize Cole Office & Industrial REIT (CCIT II), Inc. (CCIT II) to deposit distributions into the account specified in Section D, and to debit that account in the amount of any distribution deposited in error. If I withdraw deposits made in error, I authorize CCIT II to retain future distributions until the erroneous deposits are recovered. This authorization is effective until terminated in writing by either party.

E INVESTOR(S) ACKNOWLEDGEMENTS AND SIGNATURES (Investor(s) must initial each of sections 1-4 and those sections of 5-13 as appropriate)

I (we) (or, in the case of fiduciary accounts, the person authorized to sign on my (our) behalf) hereby acknowledge and/or represent the following:
INVESTOR | CO-INVESTOR
|	1. I (we) have received the final Prospectus, whether over the Internet, on a CD-ROM, paper copies, or any other delivery method, relating to the shares of CCIT II.
|	2. Excluding home, home furnishings and automobiles, I (we) either: (i) have a net worth of at least $70,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $70,000; or (ii) have a net worth of at least $250,000. In the case of sales to fiduciary accounts, the specific requirements shall be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares.
|	3. I am (we are) purchasing the shares for my (our) own account, or if I am (we are) purchasing shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s), I (we) have due authority to execute this Initial Subscription Agreement and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s).
|	4. I (we) acknowledge that the shares are not liquid.
|	5. For Alabama residents: My (our) liquid net worth is at least 10 times my (our) investment in CCIT II and similar programs.
|	6. For California residents: I (we) either: (i) have a net worth of at least $75,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $75,000; or (ii) have a net worth of at least $250,000. In addition, my (our) investment in CCIT II does not exceed ten percent (10%) of my (our) net worth.
|	7. For Iowa residents: Excluding home, furnishings and automobiles, I (we) either (i) have a minimum net worth of $100,000 and an annual income of $70,000, or (ii) have a minimum net worth of $350,000. In addition, my (our) investment in CCIT II and its affiliates does not exceed 10% of my (our) “liquid net worth” (as defined in the Prospectus for Iowa investors).
|	8. For Kansas, Maine and Massachusetts residents: I (we) acknowledge that the Kansas, Maine and Massachusetts securities regulators recommend that I (we) should invest, in the aggregate, no more than 10% of my (our) “liquid net worth” (as defined in the Prospectus for Kansas, Maine and Massachusetts investors) in CCIT II and the securities of similar direct participation programs.
|	9. For Kentucky, Michigan, Oregon, Pennsylvania and Tennessee residents: My (our) liquid net worth is at least 10 times my (our) maximum investment in CCIT II.
|	10. For Nebraska residents: Excluding home, furnishings and automobiles, I (we) either: (i) have a minimum net worth of $100,000 and an annual income of $70,000, or (ii) have a minimum net worth of $350,000. In addition, my (our) investment in CCIT II does not exceed 10% of my (our) net worth.
|	11. For New Jersey residents: Excluding home, home furnishings and automobiles, I (we) either (i) have a minimum liquid net worth (as defined in the Prospectus for New Jersey investors) of at least $100,000 and a minimum annual gross income of not less than $85,000 or (ii) have a minimum liquid net worth of at least $350,000. In addition, my (our) investment in CCIT II, shares of its affiliates and other direct participation investments does not exceed ten percent (10%) of my (our) liquid net worth.
|	12. For New Mexico and Ohio residents: My (our) aggregate investments in CCIT II, its affiliates and other non-traded real estate investment trusts does not exceed ten percent (10%) of my (our) “liquid net worth” (as defined in the Prospectus for New Mexico and Ohio investors).
|	13. For North Dakota residents: My (our) liquid net worth is at least ten (10) times my (our) investment in CCIT II and its affiliates.

☐ By checking here I confirm I would like to go green and no longer receive in paper any documents that Cole can send to me electronically.

(If you are choosing to go green, please make sure you provide your email address in Section C.)

If you decide later that you want to receive documents in paper, you can contact Cole Investor Services at 866.907.2653.

SUBSTITUTE W-9: I HEREBY CERTIFY under penalty of perjury (i) that the taxpayer identification number shown on this Initial Subscription Agreement is true, correct and complete, (ii) that I am not subject to backup withholding either because I have not been notified that I am subject to backup withholding as a result of a failure to report all interest or distributions, or the Internal Revenue Service has notified me that I am no longer subject to backup withholding, and (iii) I am a U.S. person.

A sale of the shares may not be completed until at least five business days after the date the subscriber receives the final Prospectus. If a subscriber’s subscription is accepted, CCIT II will send the subscriber confirmation of their purchase after they have been admitted as an investor.

Notice is hereby given to each investor that by executing this agreement you are not waiving any rights you may have under the Securities Act of 1933, as amended, or any state securities laws.

Investor’s Signature	Date	Custodian Signature	Date

Co-Investor’s Signature	Date

You should not invest in CCIT II unless you have read and understood this agreement and the Prospectus referred to above and understand the risks associated with an investment in CCIT II. In deciding to invest in CCIT II, you should rely only on the information contained in the Prospectus, and not on any other information or representations from any other person or source. CCIT II and each person selling shares of CCIT II common stock shall be responsible for making every reasonable effort to determine that such purchase of shares is a suitable and appropriate investment for each investor, based on the information provided by the prospective investor regarding the investor’s financial situation and investment objectives.

F FINANCIAL ADVISOR INFORMATION (please complete 1 or 2)
1. REGISTERED REPRESENTATIVE (to be completed by selling Registered Representative)

a.		b.
	Name of Registered Representative		Name of Broker-Dealer

	Representative ID # Phone		Representative CRD #
Have you changed firm affiliation (since last purchase)?
	Mailing Address		☐ Yes ☐ No

City State Zip

Email Address

☐   Please check the box if the purchase is being made in the Registered Representative’s or Broker-Dealer’s personal account, in the account of one of their immediate family members, or in the account of any licensed employee of the Broker-Dealer.

     IFTHE BOX IS CHECKED, COMMISSIONS WILL NOT BE PAID ON THE PURCHASE.

2. REGISTERED INVESTMENT ADVISOR (RIA) REPRESENTATIVE (to be completed by RIA Representative)

a.		b.
	Name of RIA Representative		Name of RIA Office

	Mailing Address		RIA IARD #

	City State Zip		Name of Clearing Firm

	Phone		Name of Broker-Dealer (if applicable)
	Email Address		Have you changed firm affiliation (since last purchase)?
☐ Yes ☐ No

G FINANCIAL ADVISOR SIGNATURES
Based on the information I obtained from the investor regarding the investor’s financial situation and investment objectives, I hereby certify to Cole Capital Corporation, Cole Capital Advisors, Inc. and CCIT II that I have reasonable grounds for believing that the purchase of the shares by the investor in CCIT II is a suitable and appropriate investment for this investor.

Signature of Registered or RIA Representative	Signature of Broker-Dealer or Clearing Firm/Platform (if applicable)

☐ I am completing and signing this application pursuant to a power-of-attorney from the investor. I hereby certify that such power-of-attorney is legally valid and includes within its scope my completion and execution of this application on behalf of the investor. THIS ELECTION IS NOT AVAILABLE FOR ALABAMA RESIDENTS AND THEIR REPRESENTATIVES.

ONCE COMPLETE, PLEASE DELIVER THIS FORM TO:	Via Regular Mail:	Via Overnight/Express Mail:
	CCIT II	CCIT II
	DST Systems, Inc.	DST Systems, Inc.
Via Fax:	P.O. Box 219312	430 West 7th Street
1.877.616.1118	Kansas City, MO 64121-9312	Kansas City, MO 64105

© 2013 Cole Capital Advisors, Inc. All rights reserved		CCIT2-AGMT-01 (11-13)

APPENDIX C

COLE OFFICE & INDUSTRIAL REIT (CCIT II), INC.

ADDITIONAL SUBSCRIPTION AGREEMENT FOR THE PURCHASE OF COMMON STOCK			866.907.2653

This form may be used by any current investor in Cole Office & Industrial REIT (CCIT II), Inc. (CCIT II), who desires to purchase additional shares of CCIT II and who purchased their shares directly from CCIT II. Investors who acquired shares other than through use of an Initial Subscription Agreement (e.g., through a transfer of ownership or TOD) and who wish to make additional investments must complete the CCIT II Initial Subscription Agreement.

A INVESTMENT (a completed Additional Subscription Agreement is required for each additional investment)

1.	This subscription is in the amount of $ (minimum $1,000) ☐ Check if amount is estimated

2.	Payment will be made with:	☐ Enclosed check	☐ Funds wired ☐ Funds to follow
☐ ACH (Copy of voided check required)
☐ Checking ☐ Savings
Financial Institution

	Routing/Transit #		Account #

B REGISTRATION INFORMATION

Existing Account Registration (name of Account)			SSN or Tax ID

Existing Account #

Volume Discounts

I (we) are making, or previously have made, investments in the following programs sponsored by Cole Capital that are Eligible Programs, as defined in a Cole REIT Prospectus. (You may only include any investments made by the same “purchaser,” as defined in the Prospectus.) This information will help determine whether volume discounts may be applicable. All holdings are subject to verification.

Name of Cole Program	Cole Account #	SSN or Tax ID

Name of Cole Program	Cole Account #	SSN or Tax ID

C INVESTOR(S) ACKNOWLEDGEMENTS AND SIGNATURES (Investor(s) must initial each of sections 1-4 and those sections of 5-13 as appropriate)

I (we) (or, in the case of fiduciary accounts, the person authorized to sign on my (our) behalf) hereby acknowledge and/or represent the following:

INVESTOR | CO-INVESTOR

|	1. I (we) have received the final Prospectus, whether over the Internet, on a CD-ROM, paper copies, or any other delivery method, relating to the shares of CCIT II.

|	2. Excluding home, home furnishings and automobiles, I (we) either: (i) have a net worth of at least $70,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $70,000; or (ii) have a net worth of at least $250,000. In the case of sales to fiduciary accounts, the specific requirements shall be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares.

|	3. I am (we are) purchasing the shares for my (our) own account, or if I am (we are) purchasing shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s), I (we) have due authority to execute this Additional Subscription Agreement and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s).

|	4. I (we) acknowledge that the shares are not liquid.

|	5. For Alabama residents: My (our) liquid net worth is at least 10 times my (our) investment in CCIT II and similar programs.

|	6. For California residents: I (we) either: (i) have a net worth of at least $75,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $75,000; or (ii) have a net worth of at least $250,000. In addition, my (our) investment in CCIT II does not exceed ten percent (10%) of my (our) net worth.

|	7. For Iowa residents: Excluding home, furnishings and automobiles, I (we) either (i) have a minimum net worth of $100,000 and an annual income of $70,000, or (ii) have a minimum net worth of $350,000. In addition, my (our) investment in CCIT II and its affiliates does not exceed 10% of my (our) “liquid net worth” (as defined in the Prospectus for Iowa investors).

|	8. For Kansas, Maine and Massachusetts residents: I (we) acknowledge that the Kansas, Maine and Massachusetts securities regulators recommend that I (we) should invest, in the aggregate, no more than ten percent (10%) of my (our) “liquid net worth” (as defined in the Prospectus for Kansas, Maine and Massachusetts investors) in CCIT II and the securities of similar direct participation programs.

C-1

INVESTOR | CO-INVESTOR

|	9. For Kentucky, Michigan, Oregon, Pennsylvania and Tennessee residents: My (our) liquid net worth is at least ten (10) times my (our) maximum investment in CCIT II.

|	10. For Nebraska residents: Excluding home, furnishings and automobiles, I (we) either: (i) have a minimum net worth of $100,000 and an annual income of $70,000, or (ii) have a minimum net worth of $350,000. In addition, my (our) investment in CCIT II does not exceed ten percent (10%) of my (our) net worth.

|	11. For New Jersey residents: Excluding home, home furnishings and automobiles, I (we) either (i) have a minimum liquid net worth (as defined in the Prospectus for New Jersey investors) of at least $100,000 and a minimum annual gross income of not less than $85,000 or (ii) have a minimum liquid net worth of at least $350,000. In addition, my (our) investment in CCIT II, shares of its affiliates and other direct participation investments does not exceed ten percent (10%) of my (our) liquid net worth.

|	12. For New Mexico and Ohio residents: My (our) aggregate investment in CCIT II, its affiliates and other non-traded real estate investment trusts does not exceed ten percent (10%) of my (our) “liquid net worth” (as defined in the Prospectus for New Mexico and Ohio investors).

|	13. For North Dakota residents: My (our) liquid net worth is at least ten (10) times my (our) investment in CCIT II and its affiliates.

☐ By checking here I confirm I would like to go green and no longer receive in paper any documents that Cole can send to me electronically.

(If you decide later that you want to receive documents in paper, you can contact Cole Investor Services at 866.907.2653.)

If you are choosing to go green, please provide your email address here:

SUBSTITUTE W-9: I HEREBY CERTIFY under penalty of perjury (i) that the taxpayer identification number shown on this Additional Subscription Agreement is true, correct and complete, (ii) that I am not subject to backup withholding either because I have not been notified that I am subject to backup withholding as a result of a failure to report all interest or distributions, or the Internal Revenue Service has notified me that I am no longer subject to backup withholding, and (iii) I am a U.S. person.

A sale of the shares may not be completed until at least five (5) business days after the date the subscriber receives the final Prospectus. If a subscriber’s subscription is accepted, CCIT II will send the subscriber confirmation of their purchase after they have been admitted as an investor.

Notice is hereby given to each investor that by executing this agreement you are not waiving any rights you may have under the Securities Act of 1933, as amended, or any state securities laws.

Investor’s Signature	Date	Custodian Signature	Date

Co-Investor’s Signature	Date

You should not invest in CCIT II unless you have read and understood this agreement and the Prospectus referred to above and understand the risks associated with an investment in CCIT II. In deciding to invest in CCIT II, you should rely only on the information contained in the Prospectus, and not on any other information or representations from any other person or source. CCIT II and each person selling shares of CCIT II common stock shall be responsible for making every reasonable effort to determine that such purchase of shares is a suitable and appropriate investment for each investor, based on the information provided by the prospective investor regarding the investor’s financial situation and investment objectives.

D FINANCIAL ADVISOR INFORMATION. (please complete 1 or 2)

1) REGISTERED REPRESENTATIVE (to be completed by selling Registered Representative)

Name of Registered Representative	Representative and Branch ID #

2) REGISTERED INVESTMENT ADVISOR (RIA) REPRESENTATIVE (to be completed by RIA Representative)

Name of RIA Representative	RIA IARD #

E FINANCIAL ADVISOR SIGNATURES

Based on the information I obtained from the investor regarding the investor’s financial situation and investment objectives, I hereby certify to Cole Capital Corporation, Cole Capital Advisors, Inc. and CCIT II that I have reasonable grounds for believing that the purchase of the shares by the investor in CCIT II is a suitable and appropriate investment for this investor

Signature of Registered or RIA Representative	Signature of Broker-Dealer or Clearing Firm/Platform (if applicable)

☐ I am completing and signing this application pursuant to a power-of-attorney from the investor. I hereby certify that such power-of-attorney is legally valid and includes within its scope my completion and execution of this application on behalf of the investor. THIS ELECTION IS NOT AVAILABLE FOR ALABAMA RESIDENTS AND THEIR REPRESENTATIVES.

ONCE COMPLETE, PLEASE	Via Regular Mail:	Via Overnight/Express Mail:
DELIVER THIS FORM TO:	CCIT II	CCIT II
	DST Systems, Inc.	DST Systems, Inc.
Via Fax:	P.O. Box 219312	430 West 7th Street
1.877.616.1118	Kansas City, MO 64121-9312	Kansas City, MO 64105

© 2013 Cole Capital Advisors, Inc. All rights reserved		CCIT2-AI-01(11-13)

C-2

APPENDIX D

NOT FOR USE IN ALABAMA, ARKANSAS, PENNSYLVANIA, SOUTH CAROLINA OR TENNESSEE

COLE CREDIT PROPERTY TRUST IV, INC. COLE OFFICE & INDUSTRIAL REIT (CCIT II), INC.

INITIAL SUBSCRIPTION AGREEMENT FOR THE PURCHASE OF COMMON STOCK	866.907.2653

A INVESTMENT (a separate Initial Subscription Agreement is required for each initial investment)

1.	This subscription is in the amount(s) and for the Cole Real Estate Investment Trust(s) (Cole REIT(s)) listed below. Investors should not sign this Initial Subscription Agreement for either offering unless they have received the current final Prospectuses for BOTH offerings.
	a. $ COLE CREDIT PROPERTY TRUST IV, INC.	☐ Initial Subscription (minimum $2,500)
☐ Additional Subscription (minimum $1,000)
Existing Account #
☐ Check if amount is estimated

	b. $ COLE OFFICE & INDUSTRIAL REIT (CCIT II), INC.	☐ Initial Subscription (minimum $2,500)
☐ Additional Subscription (minimum $1,000)
Existing Account #
☐ Check if amount is estimated

2.	Payment will be made with:	☐ Enclosed check	☐ Funds wired	☐ Funds to follow

☐ ACH (Copy of voided check required)
☐ Checking ☐ Savings
Financial Institution

	Routing/Transit #		Account #

3.	(Optional) For purchases without selling commissions, please designate below, as applicable:
	☐ RIA/WRAP Account	☐ Cole Employee, Affiliate, or their Family Member
IF A BOX IS CHECKED, COMMISSIONS WILL NOT BE PAID ON THE PURCHASE.

B TYPE OF REGISTRATION (please complete either section 1 or 2, but not both, and section 3, if applicable)
1.	Non-Qualified Registration	2.	Qualified Registration
	☐ Individual Ownership (one signature required)		☐ Traditional IRA
	☐ Joint Tenants with Right of Survivorship (all parties must sign)		☐ Roth IRA
	☐ Community Property (all parties must sign)		☐ Keogh Plan
	☐ Tenants-in-Common (all parties must sign)		☐ Simplified Employee Pension/Trust (S.E.P.)
	☐ Trust (trustee or grantor signatures and trust documents or Cole Trustee Certification of Investment Power required)		☐ Pension or Profit Sharing Plan (exempt under 401(a))
	Nameof Trust		☐ Non-custodial ☐ Custodial ☐ Other (specify)
	Dateof Trust Tax ID # (if applicable)	3.	Custodian or Clearing Firm/Platform Information, if applicable
	☐ Transfer on Death (fill out TOD Form to effect designation)		(send all paperwork directly to the Custodian or Clearing Firm/Platform)
	☐ Uniform Gifts to Minors Act or Uniform Transfer to Minors Act		Name
	(UGMA/UTMA adult custodian signature required)		Street/PO Box
	State of		City State Zip
	Custodian for (minor’s name)		Custodian Tax ID # (provided by Custodian)
	☐ Corporate Ownership (authorized signature and Corporate Resolution or Cole Corporate Resolution Form required)		Custodian or Clearing Firm/Platform Account #

	☐ S-corp ☐ C-corp (will default to S-corp if nothing is marked)		Custodian Phone

☐ Partnership Ownership (authorized signature and Partnership paperwork or Cole Corporate Resolution Form required)
☐ Limited Liability Company (authorized signature and LLC paperwork or Cole Corporate Resolution Form required)
☐ Taxable Pension or Profit Sharing Plan (authorized signature and Plan paperwork required)

☐ Other (specify)

C REGISTRATION INFORMATION (or Trustees if applicable)

Investor or Trustee Name	Co-Investor or Co-Trustee Name (if applicable)

Mailing Address	Mailing Address

City State Zip	City State Zip

Phone Business Phone	Phone Business Phone

Email Address	SSN or Tax ID Date of Birth

SSN or Tax ID Date of Birth

Street Address (if different from mailing address or mailing address is a PO Box)

City State Zip

Volume Discounts

I (we) are making, or previously have made, investments in the following programs sponsored by Cole Capital that are Eligible Programs, as defined in a Cole REIT Prospectus. (You may only include any investments made by the same “purchaser,” as defined in the Prospectus.) This information will help determine whether volume discounts may be applicable. All holdings are subject to verification.

Name of Cole Program	Cole Account #	SSN or Tax ID

Name of Cole Program	Cole Account #	SSN or Tax ID

D DISTRIBUTION INSTRUCTIONS (will default to Address of Record or Custodian or Clearing Firm/Platform if nothing is marked)

FOR CUSTODIAL OR CLEARING FIRM/PLATFORM ACCOUNTS:
☐ Custodian or Clearing Firm/Platform of Record
☐ Reinvest pursuant to Distribution Reinvestment Plan

FOR NON-CUSTODIAL OR NON-CLEARING FIRM/PLATFORM ACCOUNTS:
☐ Mail to Address of Record
☐ Reinvest pursuant to Distribution Reinvestment Plan
☐ Direct Deposit (Copy of voided check required)

☐ Checking ☐ Savings
Financial Institution

Routing/Transit #	Account #
☐ Check if banking information is same as provided in Section A-2

☐ Mail to Brokerage Account or Third Party

Payee Name	Mailing Address

Account #	City State Zip

By signing this agreement, I authorize the applicable Cole REIT to deposit distributions into the account specified in Section D, and to debit that account in the amount of any distribution deposited in error. If I withdraw deposits made in error, I authorize the applicable Cole REIT to retain future distributions until the erroneous deposits are recovered. This authorization is effective until terminated in writing by either party.

E INVESTOR(S) ACKNOWLEDGEMENTS AND SIGNATURES (Investor(s) must initial each of sections 1-4 and any other applicable sections)

I (we) (or, in the case of fiduciary accounts, the person authorized to sign on my (our) behalf) hereby acknowledge and/or represent the following:

For Investors in either or both offerings:
INVESTOR | CO-INVESTOR
|	1. I (we) have received the final Prospectuses, whether over the Internet, on a CD-ROM, paper copies, or any other delivery method, relating to the shares of Cole Credit Property Trust IV, Inc. (CCPT IV) and Cole Office & Industrial REIT (CCIT II), Inc. (CCIT II).
|	2. Excluding home, home furnishings and automobiles, I (we) either: (i) have a net worth of at least $70,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $70,000; or (ii) have a net worth of at least $250,000. In the case of sales to fiduciary accounts, the specific requirements shall be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares.
|	3. I am (we are) purchasing the shares for my (our) own account, or if I am (we are) purchasing shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s), I (we) have due authority to execute this Initial Subscription Agreement and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s).
|	4. I (we) acknowledge that the shares are not liquid.

For Investors in Cole Credit Property Trust IV, Inc.
INVESTOR | CO-INVESTOR
|	5. For California residents: I (we) either: (i) have a net worth of at least $75,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $75,000; or (ii) have a net worth of at least $250,000. In addition, my (our) investment in CCPT IV does not exceed ten percent (10%) of my (our) net worth.
|	6. For Iowa and New Mexico residents: My (our) aggregate investment in CCPT IV and its affiliates does not exceed ten percent (10%) of my (our) liquid net worth.
|	7. For Kansas and Massachusetts residents: I (we) acknowledge that the Kansas and Massachusetts securities regulators recommend that I (we) should invest, in the aggregate, no more than ten percent (10%) of my (our) “liquid net worth” (as defined in the Prospectus for Kansas and Massachusetts investors) in CCPT IV and the securities of similar direct participation programs.
|	8. For Kentucky, Michigan, and Oregon residents: My (our) liquid net worth is at least ten (10) times my (our) maximum investment in CCPT IV.
|	9. For Maine residents: My (our) investment in CCPT IV and its affiliates does not exceed ten percent (10%) of my (our) net worth.
|	10. For Nebraska residents: Excluding home, furnishings and automobiles, I (we) either: (i) have a minimum net worth of $100,000 and an annual income of $70,000, or (ii) have a minimum net worth of $350,000. In addition, my (our) investment in CCPT IV does not exceed ten percent (10%) of my (our) net worth.
|	11. For North Dakota residents: My (our) liquid net worth is at least ten (10) times my (our) investment in CCPT IV and its affiliates.
|	12. For Ohio residents: My (our) aggregate investment in CCPT IV, its affiliates and other non-traded real estate investment programs does not exceed ten percent (10%) of my (our) “liquid net worth” (as defined in the Prospectus for Ohio investors).

For Investors in Cole Office & Industrial REIT (CCIT II), Inc.
INVESTOR | CO-INVESTOR
|	5. For California residents: I (we) either: (i) have a net worth of at least $75,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $75,000; or (ii) have a net worth of at least $250,000. In addition, my (our) investment in CCIT II does not exceed ten percent (10%) of my (our) net worth.
|	6. For Iowa residents: Excluding home, furnishings and automobiles, I (we) either (i) have a minimum net worth of $100,000 and an annual income of $70,000, or (ii) have a minimum net worth of $350,000. In addition, my (our) investment in CCIT II and its affiliates does not exceed 10% of my (our) “liquid net worth” (as defined in the Prospectus for Iowa investors).
|	7. For Kansas, Maine and Massachusetts residents: I (we) acknowledge that the Kansas, Maine and Massachusetts securities regulators recommend that I (we) should invest, in the aggregate, no more than 10% of my (our) “liquid net worth” (as defined in the Prospectus for Kansas, Maine and Massachusetts investors) in CCIT II and the securities of similar direct participation programs.
|	8. For Kentucky, Michigan, and Oregon residents: My (our) liquid net worth is at least 10 times my (our) maximum investment in CCIT II.
|	9. For Nebraska residents: Excluding home, furnishings and automobiles, I (we) either: (i) have a minimum net worth of $100,000 and an annual income of $70,000, or (ii) have a minimum net worth of $350,000. In addition, my (our) investment in CCIT II does not exceed ten percent (10%) of my (our) net worth.
|	10. For New Jersey residents: Excluding home, home furnishings and automobiles, I (we) either (i) have a minimum liquid net worth (as defined in the Prospectus for New Jersey investors) of at least $100,000 and a minimum annual gross income of not less than $85,000 or (ii) have a minimum liquid net worth of at least $350,000. In addition, my (our) investment in CCIT II, shares of its affiliates and other direct participation investments does not exceed ten percent (10%) of my (our) liquid net worth.
|	11. For New Mexico and Ohio residents: My (our) aggregate investment in CCIT II, its affiliates and other non-traded real estate investment trusts does not exceed ten percent (10%) of my (our) “liquid net worth” (as defined in the Prospectus for New Mexico and Ohio investors).
|	12. For North Dakota residents: My (our) liquid net worth is at least ten (10) times my (our) investment in CCIT II and its affiliates.

☐ By checking here I confirm I would like to go green and no longer receive in paper any documents that Cole can send to me electronically. (If you are choosing to go green, please make sure you provide your email address in Section C.) If you decide later that you want to receive documents in paper, you can contact Cole Investor Services at 866.907.2653.

E INVESTOR(S) ACKNOWLEDGEMENTS AND SIGNATURES (continued)

SUBSTITUTE W-9: I HEREBY CERTIFY under penalty of perjury (i) that the taxpayer identification number shown on this Initial Subscription Agreement is true, correct and complete, (ii) that I am not subject to backup withholding either because I have not been notified that I am subject to backup withholding as a result of a failure to report all interest or distributions, or the Internal Revenue Service has notified me that I am no longer subject to backup withholding, and (iii) I am a U.S. person.

A sale of the shares may not be completed until at least five business days after the date the subscriber receives the final Prospectus. If a subscriber’s subscription is accepted, Cole REIT will send the subscriber confirmation of their purchase after they have been admitted as an investor.

Notice is hereby given to each investor that by executing this agreement you are not waiving any rights you may have under the Securities Act of 1933, as amended, or any state securities laws.

Investor’s Signature	Date	Custodian Signature	Date

Co-Investor’s Signature	Date

You should not invest in a Cole REIT unless you have read and understood this agreement and the Prospectuses referred to above and understand the risks associated with an investment in the Cole REIT. In deciding to invest in a Cole REIT, you should rely only on the information contained in the Prospectuses, and not on any other information or representations from any other person or source. Each Cole REIT and each person selling shares of its common stock shall be responsible for making every reasonable effort to determine that such purchase of shares is a suitable and appropriate investment for each investor, based on the information provided by the prospective investor regarding the investor’s financial situation and investment objectives.

F FINANCIAL ADVISOR INFORMATION (please complete 1 or 2)
1) REGISTERED REPRESENTATIVE (to be completed by selling Registered Representative)
a.		b.
	Name of Registered Representative		Name of Broker-Dealer

	Representative ID # Phone		Representative CRD #
Have you changed firm affiliation (since last purchase)?
	Mailing Address		☐ Yes ☐ No
☐ Please check the box if the purchase is being made in the Registered Representative’s or Broker-Dealer’s personal account, in the account of one of their immediate family members, or in the account of any licensed employee of the Broker-Dealer. IF THE BOX IS CHECKED, COMMISSIONS WILL NOT BE PAID ON THE PURCHASE.
City State Zip

Email Address

2) REGISTERED INVESTMENT ADVISOR (RIA) REPRESENTATIVE (to be completed by RIA Representative)
a.		b.
	Name of RIA Representative		Name of RIA Office

	Mailing Address		RIA IARD #

	City State Zip		Name of Clearing Firm

	Phone		Name of Broker-Dealer (if applicable)

	Email Address		Have you changed firm affiliation (since last purchase)?
☐ Yes ☐ No

G FINANCIAL ADVISOR SIGNATURES
Based on the information I obtained from the investor regarding the investor’s financial situation and investment objectives, I hereby certify to Cole Capital Corporation, Cole Capital Advisors, Inc., CCPT IV and CCIT II that I have reasonable grounds for believing that the purchase of the shares by the investor in the respective Cole REIT(s) is a suitable and appropriate investment for this investor.

Signature of Registered or RIA Representative	Signature of Broker/Dealer or Clearing Firm/Platform (if applicable)

☐ I am completing and signing this application pursuant to a power-of-attorney from the investor. I hereby certify that such power-of-attorney is legally valid and includes within its scope my completion and execution of this application on behalf of the investor.

ONCE COMPLETE, PLEASE DELIVER THIS FORM TO:	Via Regular Mail:	Via Overnight/Express Mail:
	COLE REIT	COLE REIT
	DST Systems, Inc.	DST Systems, Inc.
Via Fax:	P.O. Box 219312	430 West 7th Street
1.877.616.1118	Kansas City, MO 64121-9312	Kansas City, MO 64105

© 2013 Cole Capital Advisors, Inc. All rights reserved			JOINT-2-AGMT-01(11-13)

APPENDIX E

NOT FOR USE IN ALABAMA, ARKANSAS, PENNSYLVANIA, SOUTH CAROLINA OR TENNESSEE

COLE CREDIT PROPERTY TRUST IV, INC. COLE OFFICE & INDUSTRIAL REIT (CCIT II), INC.

ADDITIONAL SUBSCRIPTION AGREEMENT FOR THE PURCHASE OF COMMON STOCK			866.907.2653

This form may be used by any current investor in Cole Credit Property Trust IV, Inc. (CCPT IV) and/or Cole Office & Industrial REIT (CCIT II), Inc. (CCIT II), who desires to purchase additional shares of CCPT IV and/or CCIT II and who purchased their shares directly from CCPT IV and/or CCIT II. Investors who acquired shares other than through use of an Initial Subscription Agreement (e.g., through a transfer of ownership or TOD) and who wish to make additional investments must complete the CCPT IV Initial Subscription Agreement, CCIT II Initial Subscription Agreement or the CCPT IV / CCIT II Joint Initial Subscription Agreement.

A INVESTMENT (a completed Additional Subscription Agreement is required for each additional investment)

1.	This subscription is in the amount(s) and for the Cole Real Estate Investment Trust(s) (Cole REIT(s)) listed below. Investors should not sign this Additional Subscription Agreement for either offering unless they have received the current final Prospectuses for BOTH offerings.

a. $ COLE CREDIT PROPERTY TRUST IV, INC. (minimum $1,000) ☐ Check if amount is estimated

b. $ COLE OFFICE & INDUSTRIAL REIT (CCIT II), INC. (minimum $1,000) ☐ Check if amount is estimated

2.	Payment will be made with:	☐ Enclosed check	☐ Funds wired ☐ Funds to follow
☐ ACH (Copy of voided check required)
☐ Checking ☐ Savings
Financial Institution

	Routing/Transit #		Account #

B REGISTRATION INFORMATION

Existing Account Registration (name of Account)			SSN or Tax ID

Existing Account #

Volume Discounts

I (we) are making, or previously have made, investments in the following programs sponsored by Cole Capital that are Eligible Programs, as defined in a Cole REIT prospectus. (You may only include any investments made by the same “purchaser,” as defined in the Prospectus.) This information will help determine whether volume discounts may be applicable. All holdings are subject to verification.

Name of Cole Program	Cole Account #	SSN or Tax ID

Name of Cole Program	Cole Account #	SSN or Tax ID

C INVESTOR(S) ACKNOWLEDGEMENTS AND SIGNATURES (Investor(s) must initial each of sections 1-4 and any other applicable sections)

I (we) (or, in the case of fiduciary accounts, the person authorized to sign on my (our) behalf) hereby acknowledge and/or represent the following:

For Investors in either or both offerings:

INVESTOR | CO-INVESTOR

|	1. I (we) have received the final Prospectuses, whether over the Internet, on a CD-ROM, paper copies, or any other delivery method, relating to the shares of Cole Credit Property Trust IV, Inc. (CCPT IV) and Cole Office & Industrial REIT (CCIT II), Inc. (CCIT II).

|	2. Excluding home, home furnishings and automobiles, I (we) either: (i) have a net worth of at least $70,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $70,000; or (ii) have a net worth of at least $250,000. In the case of sales to fiduciary accounts, the specific requirements shall be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares.

|	3. I am (we are) purchasing the shares for my (our) own account, or if I am (we are) purchasing shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s), I (we) have due authority to execute this Initial Subscription Agreement and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s).

|	4. I (we) acknowledge that the shares are not liquid.

E-1

For Investors in Cole Credit Property Trust IV, Inc.

INVESTOR | CO-INVESTOR

|	5. For California residents: I (we) either: (i) have a net worth of at least $75,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $75,000; or (ii) have a net worth of at least $250,000. In addition, my (our) investment in CCPT IV does not exceed ten percent (10%) of my (our) net worth.

|	6. For Iowa and New Mexico residents: My (our) aggregate investment in CCPT IV and its affiliates does not exceed ten percent (10%) of my (our) liquid net worth.

|	7. For Kansas and Massachusetts residents: I (we) acknowledge that the Kansas and Massachusetts securities regulators recommend that I (we) should invest, in the aggregate, no more than ten percent (10%) of my (our) “liquid net worth” (as defined in the Prospectus for Kansas and Massachusetts investors) in CCPT IV and the securities of similar direct participation programs.

|	8. For Kentucky, Michigan, and Oregon residents: My (our) liquid net worth is at least ten (10) times my (our) maximum investment in CCPT IV.

|	9. For Maine residents: My (our) investment in CCPT IV and its affiliates does not exceed ten percent (10%) of my (our) net worth.

|	10. For Nebraska residents: Excluding home, furnishings and automobiles, I (we) either: (i) have a minimum net worth of $100,000 and an annual income of $70,000, or (ii) have a minimum net worth of $350,000. In addition, my (our) investment in CCPT IV does not exceed ten percent (10%) of my (our) net worth.

|	11. For North Dakota residents: My (our) liquid net worth is at least ten (10) times my (our) investment in CCPT IV and its affiliates.

|	12. For Ohio residents: My (our) aggregate investment in CCPT IV, its affiliates and other non-traded real estate investment programs does not exceed ten percent (10%) of my (our) “liquid net worth” (as defined in the Prospectus for Ohio investors).

For Investors in Cole Office & Industrial REIT (CCIT II), Inc.

INVESTOR | CO-INVESTOR

|	5. For California residents: I (we) either: (i) have a net worth of at least $75,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $75,000; or (ii) have a net worth of at least $250,000. In addition, my (our) investment in CCIT II does not exceed ten percent (10%) of my (our) net worth.

|	6. For Iowa residents: Excluding home, furnishings and automobiles, I (we) either (i) have a minimum net worth of $100,000 and an annual income of $70,000, or (ii) have a minimum net worth of $350,000. In addition, my (our) investment in CCIT II and its affiliates does not exceed 10% of my (our) “liquid net worth” (as defined in the Prospectus for Iowa investors).

|	7. For Kansas, Maine and Massachusetts residents: I (we) acknowledge that the Kansas, Maine and Massachusetts securities regulators recommend that I (we) should invest, in the aggregate, no more than 10% of my (our) “liquid net worth” (as defined in the Prospectus for Kansas, Maine and Massachusetts investors) in CCIT II and the securities of similar direct participation programs.

|	8. For Kentucky, Michigan, and Oregon residents: My (our) liquid net worth is at least ten 10 times my (our) maximum investment in CCIT II.

|	9. For Nebraska residents: Excluding home, furnishings and automobiles, I (we) either: (i) have a minimum net worth of $100,000 and an annual income of $70,000, or (ii) have a minimum net worth of $350,000. In addition, my (our) investment in CCIT II does not exceed 10% of my (our) net worth.

|	10. For New Jersey residents: Excluding home, home furnishings and automobiles, I (we) either (i) have a minimum liquid net worth (as defined in the Prospectus for New Jersey investors) of at least $100,000 and a minimum annual gross income of not less than $85,000 or (ii) have a minimum liquid net worth of at least $350,000. In addition, my (our) investment in CCIT II, shares of its affiliates and other direct participation investments does not exceed ten percent (10%) of my (our) liquid net worth.

|	11. For New Mexico and Ohio residents: My (our) aggregate investment in CCIT II, its affiliates and other non-traded real estate investment trusts does not exceed ten percent (10%) of my (our) “liquid net worth” (as defined in the Prospectus for New Mexico and Ohio investors).

|	12. For North Dakota residents: My (our) liquid net worth is at least ten (10) times my (our) investment in CCIT II and its affiliates.

☐ By checking here I confirm I would like to go green and no longer receive in paper any documents that Cole can send to me electronically. (If you decide later that you want to receive documents in paper, you can contact Cole Investor Services at 866.907.2653.)

If you are choosing to go green, please provide your email address here:

SUBSTITUTE W-9: I HEREBY CERTIFY under penalty of perjury that (i) the taxpayer identification number shown on this Additional Subscription Agreement is true, correct and complete, (ii) I am not subject to backup withholding either because I have not been notified that I am subject to backup withholding as a result of a failure to report all interest or distributions, or the Internal Revenue Service has notified me that I am no longer subject to backup withholding, and (iii) I am a U.S. person.

E-2

A sale of shares may not be completed until at least five business days after the date the subscriber receives the final Prospectus. If a subscriber’s subscription is accepted, Cole REIT will send the subscriber confirmation of their purchase after they have been admitted as an investor.

Notice is hereby given to each investor that by executing this agreement you are not waiving any rights you may have under the Securities Act of 1933, as amended, or any state securities laws.

Investor’s Signature	Date	Custodian Signature	Date

Co-Investor’s Signature	Date

You should not invest in a Cole REIT unless you have read and understood this agreement and the Prospectuses referred to above and understand the risks associated with an investment in the Cole REIT. In deciding to invest in a Cole REIT, you should rely only on the information contained in the Prospectuses, and not on any other information or representations from any other person or source. Each Cole REIT and each person selling shares of its common stock shall be responsible for making every reasonable effort to determine that such purchase of shares is a suitable and appropriate investment for each investor, based on the information provided by the prospective investor regarding the investor’s financial situation and investment objectives.

D FINANCIAL ADVISOR INFORMATION (please complete 1 or 2)

1) REGISTERED REPRESENTATIVE (to be completed by selling Registered Representative)

Name of Registered Representative	Representative and Branch ID #

2) REGISTERED INVESTMENT ADVISOR (RIA) REPRESENTATIVE (to be completed by RIA Representative)

Name of RIA Representative	RIA IARD #

E FINANCIAL ADVISOR SIGNATURES

Based on the information I obtained from the investor regarding the investor’s financial situation and investment objectives, I hereby certify to Cole Capital Corporation, Cole Capital Advisors, Inc., CCPT IV and CCIT II that I have reasonable grounds for believing that the purchase of the shares by the investor in the respective Cole REIT(s) is a suitable and appropriate investment for this investor.

Signature of Registered or RIA Representative	Signature of Broker-Dealer or Clearing Firm/Platform (if applicable)

☐ I am completing and signing this application pursuant to a power-of-attorney from the investor. I hereby certify that such power-of-attorney is legally valid and includes within its scope my completion and execution of this application on behalf of the investor.

ONCE COMPLETE, PLEASE	Via Regular Mail:	Via Overnight/Express Mail:
DELIVER THIS FORM TO:	COLE REIT	COLE REIT
	DST Systems, Inc.	DST Systems, Inc.
Via Fax:	P.O. Box 219312	430 West 7th Street
1.877.616.1118	Kansas City, MO 64121-9312	Kansas City, MO 64105

© 2013 Cole Capital Advisors, Inc. All rights reserved	CCIT2-SUP-02

E-3